Exhibit 10.16

AGREEMENT IN RESPECT OF SALE AND TRANSFER

IN DISPOSITION OF COLLATERAL UNDER UNIFORM COMMERCIAL CODE

THIS AGREEMENT IN RESPECT OF SALE AND TRANSFER IN DISPOSITION OF COLLATERAL UNDER UNIFORM COMMERCIAL CODE (“Agreement”) is made and entered into as of December [__], 2004 (the “Effective Date”) by and between WELLS FARGO FOOTHILL, INC., a California corporation (formerly, Foothill Capital Corporation and hereinafter called “Secured Party”) and KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership (“Buyer”), joined as provided herein by EQUINOX BUSINESS CREDIT CORPORATION, a New Jersey corporation (“Debtor”) and, as follows.

RECITALS

This Agreement is made and executed in the following circumstances.

A.                                   Debtor is in the business of originating, funding and servicing loans to borrowers (“Obligors”) in the ordinary course of business.  On the Effective Date, Debtor is owner and holder of each of the Loans (defined below) and the Loan Documents (defined below), respectively.

B.                                     Debtor and Secured Party previously entered into the certain Loan and Security Agreement dated as of December 19, 2001 (as amended, the “Loan and Security Agreement”), pursuant to which, subject to the terms thereof, at the request of Debtor, Secured Party from time to time has made loans and otherwise extended credit to Debtor for the purpose, among other things, of providing financing to Debtor for funding the Loans.  Pursuant to the Loan and Security Agreement, and to secure payment and performance of all of Debtor’s obligations thereunder, Debtor granted to Secured Party a first priority, perfected, continuing security interest in, among other property of Debtor, all of Debtor’s right, title and interest in all Loans, together with the Loan Documents and the Obligor Collateral, including, but not limited to, all instruments and promissory notes, drafts, chattel paper, letters of credit, letter of credit rights, general intangibles, documents and records and supporting obligations evidencing or relating to the Loans, and all proceeds thereof, including without limitation, cash proceeds (collectively, the “Related Collateral”).

C.                                     Pursuant to the express terms of the Loan and Security Agreement:

(i)                                     on December 19, 2004 (the “Maturity Date”), all obligations and indebtedness owing by Debtor to Secured Party thereunder immediately become due and payable without notice or demand or further action by Secured Party; and

(ii)                                  on and after the Maturity Date, Secured Party has no obligation to make loans or extend credit to Debtor.

D.                                    Secured Party has previously notified Debtor that:

(i)                                     Secured Party will not agree to extend the term for financing, or otherwise extend credit to Debtor, under the Loan and Security Agreement beyond the Maturity Date; and

(ii)                                  In the event all obligations and indebtedness owing by Debtor to Secured Party under the Loan and Security Agreement are not timely paid in full on or before the Maturity Date, Secured Party intends to exercise any and all remedies available to it pursuant to the Loan and Security Agreement and applicable law.

E.                                      In connection with the recitals set forth in clauses (C) and (D) preceding:

(i)                                     Debtor has made diligent inquiry and used its best efforts to obtain alternative financing to replace the financing provided by the Loan and Security Agreement and to refinance and pay all of Debtor’s obligations and indebtedness thereunder.  Debtor has concluded, in its business judgment, that Debtor is unable to obtain any such financing;

(ii)                                  Debtor is not able to obtain additional cash contributions from its sole shareholder; and

(iii)                               On and after the Maturity Date, Debtor has no source for cash needed to meet its obligations to provide financing to Obligors on the Loans or to continue servicing the Loans.

F.                                      In connection with the recitals set forth in clause (E) preceding, Debtor has made diligent inquiry and used its best efforts to identify prospective buyers with whom Debtor could negotiate terms for selling the Loans and use the proceeds thereof to pay all obligations and indebtedness owing by Debtor to Secured Party under the Loan and Security Agreement.  Notwithstanding its best efforts, Debtor has been unable to consummate a sale of the Loans and has concluded, in its business judgment, that it will be unable to do so prior to the Maturity Date.

G.                                     In connection with the recitals set forth in clauses (E) and (F) preceding, Debtor has determined, in its business judgment, and has notified Secured Party that:

(i)                                     Debtor is, and on and after the Maturity Date will be, unable to repay all indebtedness owing by Debtor under the Loan and Security Agreement or otherwise perform its obligations thereunder, and that therefore, Debtor cannot and will not perform its obligations under the Loan and Security Agreement; and

(ii)                                  Debtor will be unable, on and after the Maturity Date, to meet its obligations to Obligors to provide financing to Obligors on the Loans, or to continue servicing the Loans.

H.                                    Debtor’s notification to Secured Party described in clause (G)(i) preceding constituted a total breach by anticipatory repudiation by Debtor of its obligations under the Loan and Security Agreement which constituted a default of the Loan and Security Agreement for purposes of Article 9 of the UCC (defined below), and, pursuant to Section 9-609 of the UCC,

Secured Party therefore has the right to take possession of and sell or otherwise dispose of the Loans and Related Collateral by private sale pursuant to the UCC.

I.                                         Time is of the essence, in that:

(i)                                     Prior to the Maturity Date, Debtor’s inability to assure Obligors on the Loans that, on and after the Maturity Date, Debtor will be able to provide financing to Obligors on the Loans is likely to cause material deterioration in the value of the Related Collateral;

(ii)                                  Debtor’s inability to provide financing to Obligors on the Loans, or continue servicing the Loans, on and after the Maturity Date is certain to cause material deterioration in the value of the Loans and Related Collateral, as well as expose Debtor to a material risk of liability for claims by Obligors; and

(iii)                               The orderly transfer of servicing of the Loans from Debtor to another servicing agent involves transition execution which, if deferred until on or after the Maturity Date, could cause an interruption in servicing of the Loans or otherwise impair the ability to effectively service the Loans on and after the Maturity Date, which would cause material deterioration in the value of the Loans and Related Collateral.

J.                                        Debtor has referred Buyer to Secured Party as a prospective buyer of the Loans and Related Collateral, with whom Debtor has had previous negotiations but with respect to whom Debtor was not able to meet required conditions in order to consummate a sale on or prior to the Maturity Date.

K.                                    Buyer desires to purchase, and Secured Party is willing to transfer and sell to Buyer, all of Debtor’s right, title and interest in and to the Loans and Related Collateral, subject to the terms and conditions of this Agreement.

L.                                      Debtor has determined, in its business judgment, that disposition by Secured Party of the Loans and Related Collateral to Buyer pursuant to the terms of this Agreement will prevent diminution of value of the Loans and Related Collateral and maximize the amount of proceeds recoverable in respect thereof, and is in the best interest of Debtor, its creditors and its shareholder.

NOW THEREFORE, for value received, the receipt and sufficiency of which hereby is acknowledged, and in consideration of the premises and mutual agreements herein, Debtor and Secured Party hereby agree as follows:

SECTION 1. DEFINITIONS.  For the purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1.

“Adjusted Purchase Price” shall mean the purchase price determined, on the Purchase Price Adjustment Date, as of the Closing Date and calculated as set forth in Section 3.2.

“Agreement” has the meaning prescribed in the preamble to this Agreement.

“Applicable Law” shall mean any law, statute, ordinance, rule, regulation, judgment, order, injunction, writ, decree, ruling, assessment or interpretation of any governmental authority.

“Business Day” shall mean any day other than a Saturday or Sunday, or a day on which national banks are authorized by law or executive order to be closed.

“Buyer” has the meaning prescribed in the preamble to this Agreement.

“Cash Portion” shall mean the Estimated Purchase Price less the Hold Back Amount, payable as required by Section 3.1(b).

“Closing Date” means the date on which the Bill of Sale and Related Agreements have been executed and delivered by Secured Party to Buyer as provided by Section 4.

“Coast” means Coast Capital Partners, L.L.C., a Delaware limited liability company.

“Coast Payment Letter” means a letter addressed to Secured Party and Buyer and consented to by Debtor, executed by Coast, acknowledging that Coast has no obligation or commitment to extend credit to Debtor, that there is no indebtedness or other obligation owed to Coast by Debtor, and that Secured Party and Buyer are authorized to file UCC amendments to terminate any UCC Financing Statements of record listing Debtor as debtor and Coast as Secured Party.

“Debtor” has the meaning prescribed in the preamble to this Agreement.

“Deposit” shall mean the sum of Six Thousand Dollars ($6,000.00) which has previously been delivered to Buyer by Debtor.

“Disputed Matters” shall have the meaning set forth in Section 3.2(c).

“Earnings” shall mean income received by Buyer on the Portfolio from interest, loan or termination fees and late charges.

“Effective Date” means the date set forth in the preamble to this Agreement.

“Estimated Purchase Price” shall have the meaning set forth in Section 3.1(b).

“Estoppel Certificates” mean the estoppel certificates, substantially in the form of Exhibit C, delivered to Secured Party and Buyer by each Obligor in connection with the Closing of the transaction which is the subject of this Agreement.

“Federal Funds Rate” shall mean, for any date, the average of the Federal Funds Offer Rate as published in The Wall Street Journal on each of the five (5) Business Days ending on the day before the relevant date.

“Hold Back Amount” shall mean the sum of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00).

“Laurus” means Laurus Master Fund, Ltd., a Cayman Islands corporation.

“Laurus Payment Letter” means a letter addressed to Secured Party, Buyer and Debtor, executed by Laurus and consented to by Debtor, providing information and payoff instructions in respect of payment of indebtedness owing by Debtor to Laurus which is or may be secured by a subordinate security interest in the Loans, in form and substance satisfactory to Secured Party.

“Letters of Credit” shall mean any documentary or standby letter of credit issued to or for the benefit of Debtor, Secured Party or an Obligor with respect to a Loan.

“LIBOR” shall mean the thirty (30) day London Inter-Bank Offered Rate as quoted by CitiBank, N.A. in New York City at 11:00 a.m. (New York time) based upon CitiBank, N.A.’s or an affiliated agency’s or branch’s quotes to prime banks in the London Inter-Bank Euro-currency Market for Eurodollar deposits.

“Lien” shall mean any mortgage, pledge, security interests, lien, charge, liability, encumbrance, restriction on transfer, claim or option of whatever nature imposed upon any of the Purchased Assets.

“Loans” means the loans identified in Exhibit A to this Agreement and “Loan” means any one of such Loans.

“Loan and Security Agreement” has the meaning prescribed in the Recitals to this Agreement.

“Loan Documents” shall mean the various loan agreements relating to the Loans as more particularly set forth in Exhibit B, and commitments to make or increase the principal amounts of any such Loans, including interests in any such Loans originated or agented by others, together with any Letters of Credit, promissory notes, equity participation agreements, guaranties, security agreements, pledges, mortgages and other collateral, and incidental and supporting documents with respect thereto and all amendments, modifications, extensions, or renewals thereto, if any; provided, however, that such term shall not include any fees earned by Debtor or Secured Party and paid by Obligors prior to the Closing Date under any such agreements, instruments and documents.

“Loan Files” shall mean all documents in the possession of the Debtor pertaining to the lending relationships of the Debtor relating to the Loans, including, without limitation:

(i) the Loan Documents, general credit information, credit records from the Debtor, payment histories, appraisals, property insurance policies, title insurance policies or attorney’s title opinions, all availability reports and supporting documentation submitted by any Obligor to the Debtor, and all field examination reports and supporting work papers of the Debtor in possession of the Debtor;

(ii)                                  all sales data, customer lists and customer information relating to the lending relationships relating to the Loans, including, for the avoidance of doubt, the Letters of Credit relating thereto;

(iii)                               all of the Records of Debtor (as hereinbelow defined) (whether written, electronic or otherwise) relating to the Loans, including, for avoidance of doubt, but without limitation, the Letters of Credit, the Loan Files (subject, however, to the right of the Secured Party to retain such copies (but not originals) as may be necessary or advisable for internal tax and accounting purposes and to satisfy any statutory or regulatory requirement as to the retention of records), including financial, accounting, tax and loan transaction records;

(iv)                              the Estoppel Certificates; and

(v)                                 all deposit or security accounts, lock box account or other accounts for control of money which constitutes Related Collateral relating to the Loans assigned to Buyer.

“Loss” or “Losses” shall mean, as to a Loan, after (i) an Event of Default (as defined in the Loan Documents) shall have occurred or (ii) a filing by or against an Obligor of a bankruptcy, reorganization, receivership, winding up or liquidation proceeding or any other such analogous proceeding shall have occurred, using the same policies Buyer uses in making such determination with regard to other loans in its portfolio, the amount (y) Buyer has reserved, on its books and records, against the obligations incurred pursuant to the Loan Documents and related obligations as of the date of determination thereof, and (z) without duplication, of the actual loss reflected on Buyer’s books and records after the Buyer has completed the liquidation or abandonment of the Obligor Collateral with respect to such a Loan.

“Loss Adjustment” shall mean the sum of Forty Thousand Dollars ($40,000.00).

“Maturity Date” has the meaning prescribed in the Recitals to this Agreement.

“Notice of Disagreement” has the meaning set forth in Section 3.2(c.)

“Obligor Collateral” shall mean all accounts receivable, inventory, machinery, equipment, insurance, instruments and promissory notes, drafts, chattel paper, letters of credit, letter of credit rights, general intangibles, documents and records and supporting obligations securing the Loans, and all proceeds thereof, including without limitation, cash proceeds and all other property of Obligors, or any other person or entity, pledged to Debtor to secure a Loan.

“Obligors” has the meaning prescribed in the Recitals to this Agreement.

“Party in Interest” means each of Laurus and Coast.

“Portfolio” shall mean, as of the date of determination thereof, all Loans except: (a) those which have been paid in full and the commitment to lend has expired or been terminated, or (b) those which have been liquidated such that all of the collateral securing the particular Loan Documents has been disposed of or abandoned,  (c) those which are not in default and which Buyer has extended the maturity of the Loan for a period greater than ninety (90) days from the maturity set forth in the applicable Loan Documents as in effect on September 30, 2004; provided, however, with respect to the Loan made to Ambassador Publications, LLC, if the maturity date has been extended beyond January 31, 2006.

“Portfolio Yield” shall mean the Earnings actually received by Buyer in any period on the Portfolio.

“Purchase Price” has the meaning prescribed by Section 3.

“Purchase Price Adjustment” shall mean the sum of $112,478.00.

“Purchased Assets” shall mean:

(i)                                     the Loans and any remaining commitments to extend financial accommodations thereunder or pertaining thereto; and

(ii)                                  the Related Collateral, including, without limitation, the Loan Files.

“Records of Debtor” shall mean the books and records of Debtor related to the Purchased Assets.

“Related Agreements” has the meaning set forth in Section 9.2(a).

“Related Collateral has the meaning prescribed in the Recitals to this Agreement.

“Reviewer” shall have the meaning set forth in Section 3.2(c).

“Secured Party” has the meaning prescribed in the preamble to this Agreement.

“Secured Party Payment Letter” has the meaning set forth in Section 5.2(d).

“Tax” or “Taxes” shall mean all taxes, levies and assessments of any kind or nature imposed by any governmental authority, including, without limitation, all income, sales, use, real and personal property, payroll, employment, gross receipts, license, withholding, transfer, excise, stamp, value added, alternative or add-on minimum, estimated, franchise, duty or other tax of any kind whatsoever, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

“Third Party Consent” shall mean the consent, authorization, approval, waiver, order, license, certificate or permit or act of or from or notice to any party to any contract, agreement, instrument, lease or license to which the Debtor is a party or subject or by which Debtor or any of the Purchased Assets are bound.

“UCC” means the Uniform Commercial Code as enacted in the State of New Jersey.

SECTION 2.                              DISPOSITION AND RELATED PROVISIONS

1.1                                 Debtor’s Acknowledgement of Default and Secured Party’s Rights.  Debtor acknowledges that its notification to Secured Party described in clause (G)(i) of the Recitals to this Agreement was a total breach by anticipatory repudiation of Debtor’s obligations under the Loan and Security Agreement, which constituted a default of the Loan and Security Agreement for purposes of Article 9 of the UCC.  Debtor acknowledges that Secured Party has the right to sell or otherwise dispose of the Loans and Related Collateral by private sale pursuant to the UCC.

1.2                                 Sale and Transfer.  Subject to the terms of this Agreement, Secured Party hereby sells, transfers and conveys to Buyer, and Buyer hereby purchases, all of Debtor’s right, title, interest in, to and under the Purchased Assets, together with all payments and rights to payment thereunder, and all security interests, liens and other rights of Debtor thereunder or in connection therewith.

SECTION 3.                            PURCHASE PRICE

Section 3.1                                      Purchase Price.

(a)                                  The purchase price for the Purchased Assets (the “Purchase Price”) shall equal the amount of (i) the outstanding principal loan balance due under the Loan Documents as of the close of business on the Closing Date, plus (ii) the unpaid accrued interest and prorated fees relating to the Loans as of the close of business on the Closing Date, plus (iii) the Deposit, less the sum of (w) the Loss Adjustment, (x) the Purchase Price Adjustment, (y) prorated prepaid fees, and (z) credits due to Obligors of each Loan, including, but not limited to: deposits, customer cash, and all set-offs due to any Obligor under a Loan.

(b)                                 At the Closing, the Buyer shall pay, on account of the Purchase Price, an amount equal to (i) the amount provided by Section 3.1(a) estimated on and as of the Closing Date, the computation of which is set forth on Schedule 3.1(b) (the “Estimated Purchase Price”), less (ii) the Hold Back Amount.

Section 3.2                                      Purchase Price Adjustment.

(a)                                  Not less than five (5) Business Days after the Closing Date (the “Purchase Price Adjustment Date”), the Buyer shall deliver to Secured Party and Debtor:

(i)                                     an updated calculation of the Purchase Price which shall list the Loans together with the outstanding principal balance due under the Loan Documents as of the close of business on the Closing Date;

(ii)                                  a statement setting forth the aggregate interest accrued but unpaid with respect to each of the Loans as of the close of business on the Closing Date;

(iii)                               a statement setting forth all credits due Obligors with respect to each of the Loans, including, but not limited to: deposits; special credit reserves, customer cash and credit reserves on Records of Debtor, and all set-offs due to any Obligor under a Loan; and

(v)                                 a statement setting forth the difference (positive or negative) between the Estimated Purchase Price and the Purchase Price as of the Closing Date, recalculated on the Purchase Price Adjustment Date.

(b)                                 In the event that the Purchase Price calculated on the Purchase Price Adjustment Date is greater than the Estimated Purchase Price, the Buyer shall pay the amount of such shortfall to the party entitled to payment thereof (as provided by Section 7).  In the event that the Purchase Price calculated on the Purchase Price Adjustment Date is less than the Estimated Purchase Price, the Debtor shall pay the amount of such deficiency to the Buyer or if not paid as herein provided, Buyer shall set off the amount of such deficiency against any future payments Buyer owes hereunder.  Any payment from the Debtor or the Buyer pursuant to this Section 3.2(b) shall be made no later than ten (10) Business Days following (i) the date of the Buyer’s receipt of the documents described in Section 3.2(a) (collectively, the “Closing Date Documents”) or (ii) in the event that the Secured Party or Debtor delivers a Notice of Disagreement to the Buyer pursuant to Section 3.2(c), the date of final resolution of all Disputed Matters in accordance with Section 3.2(c).  Any such payment shall be made by wire transfer, together with interest calculated on the amount of the required payment at the Federal Funds Rate from the Closing Date to (but not including) the date on which such amount is paid in full.

(c)                                  Upon receipt of the Closing Date Documents, the Secured Party or Debtor, as the case may be, shall be afforded, at the Secured Party’s or Debtor’s expense, full access to the Records of Debtor related to the Purchased Assets, any work papers prepared by the Buyer and any officers, employees or other representatives of the Buyer that participated in the determination of the Adjusted Purchase Price.  The Secured Party or Debtor, as the case may be, shall, not more than ten (10) Business Days following Buyer’s delivery of its calculation of the Adjusted Purchase Price, have the right to notify the Buyer in writing that it disagrees with the Adjusted Purchase Price (the “Notice of Disagreement”), specifying to the extent practicable, in reasonable detail, the items as to which disagreement exists (the “Disputed Matters”).  If the Secured Party or Debtor, as the case may be, fails to deliver a Notice of Disagreement within said time, it shall be deemed to have concurred with the Adjusted Purchase Price.  If a Notice of Disagreement shall be delivered by the Secured Party or Debtor, as the case may be, then the Buyer and the Secured Party or Debtor, as the case may be, shall negotiate in good faith to resolve in writing any Disputed Matters.  All Disputed Matters as to which written agreement has not been reached within thirty (30) days of receipt of a Notice of Disagreement from the Secured Party or Debtor, as the case may be,  shall be submitted to and reviewed by an independent accounting firm (other than the accountants of the Buyer and the accountants of the Debtor and Secured Party, as applicable) mutually agreed to by the Buyer and the Secured Party or Debtor, as the case may be (the “Reviewer”) under procedures to be agreed upon by such parties.  The Reviewer shall consider only the Disputed Matters and shall act promptly to resolve all Disputed Matters, and its decision with respect thereto shall be final and binding upon the parties.  The fees and expenses of the Reviewer in connection with its review and determination of any Disputed Matters shall be borne equally by the Buyer and the Debtor.  Secured Party shall have no liability for (i) any amounts due on account of the Adjusted Purchase Price or (ii) the fees and expenses of the Reviewer.

Section 3.3                                      Hold Back Amount.

(a)                                  The Hold Back Amount shall be deducted from the amount of the Purchase Price paid on the Closing Date, as provided by Section 3.1(b).  The Hold Back Amount shall be adjusted (the “Adjusted Hold Back”) (a) on January 31, 2006, to an amount equal to seven percent (7%) of the highest outstanding principal balance of each Loan in the Portfolio on which no Event of Default (as defined in the Loan Documents) shall have occurred and been declared at that time (including outstanding but undrawn Letters of Credit) during the three months preceding January 31, 2006 plus one hundred percent (100%) of the unpaid principal balance, accrued interest and unpaid fees, expenses and charges due on any Loans in the Portfolio on which an Event of Default (as defined in the Loan Documents) shall have occurred and been declared at that time, and (b) July 31, 2006 and on January 31 and July 31 of each year thereafter, an amount (not to exceed the Hold Back Amount) equal to seven percent (7%) of the highest outstanding principal balance of each Loan remaining in the Portfolio at the time of calculation on which no Event of Default (as defined in the Loan Documents) (including outstanding but undrawn Letters of Credit) during the three months preceding January 31 of such year plus one hundred percent (100%) of unpaid principal balance, accrued interest and unpaid fees, expenses and charges due on any Loans on which an Event of Default (as defined in the Loan Documents) shall have occurred and been declared at that time.  The Buyer shall pay the amount due pursuant to this Section 3.3(a) in accordance with the provisions of Section 3.3(d).

(b)                                 The Hold Back Amount is intended to fully compensate Buyer for each Loss recorded by Buyer on Buyer’s books and records with respect to a Loan in the Portfolio.  With respect to each Loss, the Hold Back Amount shall be immediately, automatically and permanently debited by the amount of such Loss (the “Hold Back Reduction”) and the Hold Back Reduction shall be credited to Buyer.   For the avoidance of doubt, if a $50,000 Loss occurs with regard to a Loan, the Hold Back Amount shall be reduced by $50,000 and credited to Buyer to make Buyer whole.  Upon crediting the Loss to Buyer, the Buyer’s records shall reflect that the Hold Back Amount has been permanently reduced by such amount for all purposes.  In the event that a Loss, which previously resulted in a Hold Back Reduction, is subsequently recovered, Buyer’s records shall reflect that the Hold Back Amount has been restored by the amount of the recovery of such Loss at the time the recovery is actually received by Buyer, less the interest, fees, late charges and expenses (including legal fees) due to or incurred by Buyer with respect to such Loss or to effectuate such recovery.  Anything herein to the contrary notwithstanding, it is understood that the Secured Party and Buyer have agreed upon the Loss Adjustment to reduce (although not eliminate) uncertainty regarding the Purchase Price and therefore, (i) Secured Party or the Debtor, as the case may be, shall not be charged with any Hold Back Reduction until Buyer has suffered a Loss or Losses which, in the aggregate, exceed the Loss Adjustment and (ii) in the event Buyer does not experience a Loss or Losses which, in the aggregate, exceed the Loss Adjustment, then Secured Party or the Debtor, as the case may be, shall not be entitled and shall not be refunded any unused portion of the Loss Adjustment.

(c)                                  Buyer shall pay to the party entitled to payment in accordance with the provisions of Section 7, on account of the Hold Back Amount, a sum calculated by multiplying an amount that is eighty-five percent (85%) of the Portfolio Yield for the period for which the calculation is being made by a fraction, the numerator of which is the Hold Back Amount, as adjusted from time to time, and the denominator of which is the total average unpaid principal balance due on the Portfolio for the month in which the calculation is made (the “Yield Share”).  However, in the event that, in any month, the Portfolio Yield actually received by Buyer shall be less than the amount Buyer is contractually entitled to receive in accordance with the terms of the Loan Documents, no payment of the Yield Share shall be paid until all of the Buyer Payments (as defined below) owed to Buyer shall have been actually received by Buyer.  For the avoidance of doubt, if in any month a Loan in the Portfolio shall be in default of payment of principal, interest, fees, late charges or expenses, including legal fees due to Buyer (“Buyer Payments”) with regard to one or more Loans or if Buyer shall, based upon its then existing policies, place one or more Loans on non-accrual status on Buyer’s books and records, the amount of the Portfolio Yield otherwise due as herein provided shall be withheld and paid to Buyer until such time as Buyer shall have been paid, in full, all Buyer Payments due to Buyer.  For example, if an Obligor defaults on payment of $3,000 in Buyer Payments, then, (a) out of the Yield Share, Buyer shall be paid $3,000 and (b) until Buyer has been paid all Buyer Payments in full, no payment on account of the Yield Share shall be paid.

(d)                                 Buyer shall:

(i) on or prior to the 10th day of each month, provide the party entitled to payment in accordance with the provisions of Section 7, with (y) a statement of the Portfolio Yield with respect to each Loan and (z) the Adjusted Hold Back Amount; and

(ii) on or prior to the 10th day of February and August of each year, pay or otherwise account to each party then entitled to any payments pursuant to Section 7: (y) the Yield Share; and (z) the adjustment to the Hold Back Amount, if any, calculated pursuant to Section 3.3(b); provided, however, Buyer shall, subject to Section 3.3(c), pay only the net amount of (A) the Yield Share and (B) the Hold Back Amount due for each such period based upon the Portfolio taken as a whole.

(e)                                  Anything herein to the contrary notwithstanding, in addition to Buyer’s rights under Section 3.3(b) or otherwise provide by law, any payment payable hereunder shall be subject to the Buyer’s right  to set off all amounts owed by Buyer to Secured Party or Debtor hereunder, as the case may be, including, but not limited to, the amounts owing by reason of the indemnification provisions set forth in Section 14.

(f)                                    In the event that Buyer shall hold all or any portion of the Hold Back Amount during a time after which no Loans remain in the Portfolio, then from that date until the date upon which the Adjusted Hold Back Amount is paid in full, Buyer shall pay to the party entitled to payment thereof (as provided by Section 7) interest on the Adjusted Hold Back Amount at the rate of LIBOR plus two percent (2%) per annum.  Buyer shall pay such party the interest due hereunder in accordance with, and at the same times as set forth in, Section 3.3(d)(ii).

Section 3.4                                      Deferred Purchase Price.  Within thirty (30) days of each anniversary date of the Calculation Date (as defined below), for a period of three (3) years, Buyer shall advise each party then entitled to payments pursuant to Section 7 of the Portfolio Yield for the immediately preceding year and deliver to such party or parties a statement setting forth the calculation of the Portfolio Yield (the “Calculation”).  “Calculation Date” shall mean the anniversary date of the last day of the first full month following the date on which the Closing occurs.  Subject to the provisions of Sections 3.3(c) and 3.3(e), on the 31st day after the Calculation Date of each year following the period for which the Calculation is made, Buyer shall pay the party entitled to payment pursuant to Section 7, the following percentage of the Portfolio Yield (the “Premium” or “Premiums”):

(a)                                  for the 1st anniversary date  -  three percent (3%),

(b)                                 for the 2nd anniversary date  -  two percent (2%),

(c)                                  for the 3rd anniversary date  -  one percent (1%).

After the 3rd anniversary date, no further Premium payments shall be due under this Agreement.

Section 3.5                                      Form of Payment.  All payments required to be made under this Agreement shall be made in federal or other immediately available funds by wire transfer in United States dollars to an account or accounts designated in writing by the Secured Party, Laurus, Debtor or the Buyer, as the case may be.

Section 3.6                                      Post-Closing Remittances.  If, after the Closing Date, the Secured Party, Laurus or Debtor shall receive any remittance of money or communication with respect to any Purchased Assets, it shall endorse or otherwise transfer or pay over such remittance to the Buyer and shall forward such remittance or communication, as applicable, to the Buyer within two (2) Business Days of receipt in the manner and/or to the account specified by the Buyer from time to time in writing.  If, after closing, Buyer receives any payment relating to assets of the Debtor which are not a part of the Purchased Assets, Buyer shall promptly deliver same to the party entitled to such payment(s) pursuant to Section 7 hereof.

Section 3.7                                      Letters of Credit.  For each existing Letter of Credit previously issued by Secured Party or any affiliate of Secured Party with respect to a Loan and which remains outstanding on the Closing Date (“Existing LCs “), the Buyer shall, at the Buyer’s option, either (i) as of the Closing Date, deliver to Secured Party (A) one or more backup letters of credit issued to and for the benefit of Secured Party by a commercial bank acceptable to, and in form and substance satisfactory to, Secured Party, in an aggregate amount equal to the aggregate undrawn and unreimbursed amount of all such Existing LCs, together with (B) a cash deposit in the amount equal to 3.0% of the aggregate amount of all such Existing LC’s, to be held by Secured Party and applied in reimbursement of costs, fees and expenses (“LC Charges”) from time to time charged or incurred by Secured Party or its affiliate associated with the Existing LCs, or any of them, or (ii) elect that any Letter of Credit remain outstanding in accordance with its terms; provided Buyer delivers to the issuer cash collateral in an amount equal to 105% of the undrawn and unreimbursed amount of such Letter of Credit, but in each instance only until the next scheduled expiration date applicable thereto. During any time that a Letter of Credit shall remain outstanding, Secured Party shall (a) not consent or agree to amend same without the Buyer’s consent and (b) if applicable, assign same to Buyer.  Buyer agrees to pay Secured Party, on demand, the amount, if any, by which the aggregate LC Charges exceed the amount deposited by Buyer pursuant to clause (i)(B) preceding.  As soon as is reasonably practicable after the expiry date of each undrawn Existing LC, Secured Party shall deliver to the Buyer (x) the amount of any cash collateral posted in accordance with clause (ii) above or (y) if the Buyer has elected the option set forth in clause (i) above, the unused portion of the LC Charges relative to the unused portion of the expired Existing LC then held by Secured Party and an accounting setting forth the application of such LC Charges.

3.8                                 Liquidation of Portfolio.   Buyer agrees that, until the Portfolio has been paid in full or liquidated, it shall service the Loans in the same manner as it services all of its other loans and in accordance with its then existing credit policies and procedures.  All payments of principal, interest and fees shall be calculated as set forth in Section 3.3 and distributed in accordance with Section 7.  Because of draw downs on the Hold Back Amount or payment by the Obligors or both, there may come a time (the “Buyer Payment Date”) when payments made on account of the Loans shall effectively be entirely for the benefit of the party entitled to payments in accordance with Section 7.  From and after that time, the Hold Back Amount may or may not have been entirely depleted.  Recognizing that Buyer, at that time, would have no incentive to pursue collection of the remaining balance due on the Loans, it is agreed that on the Buyer Payment Date and during the continuance thereof, Buyer shall be paid a fee determined as follows:

For each day on which the average aggregate outstanding principal amount of the Loans within the Portfolio was equal to or less than the then applicable Hold Back Amount or Adjusted Hold Back, as the case may be, the amount of each payment to be made as set forth in Section 3.3(d)(ii) shall be reduced by an amount equal to the greater of (a) .00019178 multiplied by the average aggregate principal amount of the Loans within the Portfolio, and (b) $133.34 multiplied by the number of Loans outstanding within the Portfolio for each day in the period of determination.

3.9                                 Quarterly Report.    At the request of Debtor or Secured Party, Buyer shall provide quarterly, a report setting forth the calculation by Buyer of all amounts due pursuant to Section 3.3(a), (b) and (c).  At the request of Debtor or Secured Party and at Debtor’s sole cost and expense, Debtor or Secured Party, or its respective agents, servants or employees shall have the right, once in each calendar quarter, to examine the books and records of Buyer solely with respect to Loans and Buyer’s calculation of amounts due under Section 3.

SECTION 4.                            DELIVERABLES.  Following satisfaction or waiver by the applicable party of each of the conditions precedent specified by Section 5, Secured Party shall promptly deliver to Buyer the Bill of Sale, executed by Secured Party, substantially in form as appears in Exhibit D, and Secured Party will promptly deliver or cause to be delivered (and in recognition and acknowledgement of Secured Party’s rights as secured party, Debtor agrees to deliver) to Buyer the original Loan Files.  At Buyer’s request, Secured Party shall cause each such promissory note to be properly endorsed without recourse (and in recognition and acknowledgement of Secured Party’s rights as secured party, Debtor agrees to endorse each such promissory note) in favor of Buyer (and in the event Debtor does not do so promptly upon request, Debtor hereby authorizes

Secured Party to do so on its behalf) as follows:  “Pay to the order of “Keltic Financial Partners LP.”

SECTION 5.                            CONDITIONS PRECEDENT.

Section 5.1                                      Buyer’s obligation to deliver the Cash Portion and perform its obligations under this Agreement is conditioned upon satisfaction of each of the following conditions precedent:

i.                                          delivery to Buyer of a counterpart of this Agreement, executed by Secured Party and Debtor, and consented to by each Party in Interest in the manner set forth following the signature pages to this Agreement;

ii.                                       delivery to Buyer of an opinion of Debtor’s Delaware counsel and an opinion of Debtor’s New Jersey counsel, in each case addressed to Secured Party and Buyer in the form substantially as appears in Exhibit E attached hereto and executed by such counsel; and

iii.                                    delivery to Buyer of a counterpart of the Coast Payment Letter executed by Coast, and the Laurus Payment Letter executed by Laurus, in each case consented to by Debtor.

iv.                                   the fulfillment of the conditions set forth in clauses (a), (b) and (c) of Section 5.2;

v.                                      such revisions, if any,  as may be necessary and mutually acceptable to Buyer and Secured Party of all of the Exhibits and Schedules being supplied hereunder so that they are accurate and complete as of the Closing Date;

vi.                                   presentation for delivery, at closing, of the Bill of Sale proposed to be delivered pursuant to Section 4 and Related Agreements;

vii.                                assignments relating to the Loans and the original agreements, documents and instruments constituting the Purchased Assets and such endorsements (including insurance endorsements) as may be necessary or desirable to transfer the Purchased Assets to the Buyer, in such form as is reasonably satisfactory to Buyer;

viii.                             presentation for delivery, at closing, of evidence reasonably satisfactory to Buyer that financing statements assigning to Buyer, Debtor’s, right, title and interest in the Obligor Collateral securing each of the Loans have been duly and properly filed in all jurisdictions requested by the Buyer or authorization of Debtor, in writing, authorizing Buyer to file such financing statements;

ix.                                     presentation for delivery, at closing, written acknowledgment of receipt by Secured Party of the  Estimated Purchase Price as set forth in Section 3;

x.                                        Presentation for delivery, at closing, an executed receipt acknowledging payment of the amount set forth in the Laurus Payment Letter;

xi.                                     delivery to Buyer of termination statements of all UCC Financing Statements and discharges of Liens or authorization to terminate UCC Financing Statements held by Coast against the Purchased Assets in form and substance satisfactory to Buyer;

xii.                                  delivery to Buyer of the Estoppel Certificates; and

xiii.                               such other documents, instruments or certificates as shall be reasonably requested by Buyer or its counsel.

Section 5.2                                      The obligation of Secured Party to perform its obligations under Section 4 and Debtor’s obligation to perform its obligations under this Agreement is conditioned upon satisfaction of each of the following conditions precedent:

xiv.                              delivery to Secured Party of a counterpart of this Agreement, executed by Buyer and Debtor, together with counterparts of the acknowledgements set forth following the signature pages to this Agreement, executed by each Party in Interest;

xv.                                 delivery of an opinion of Debtor’s Delaware counsel and an opinion of Debtor’s New Jersey counsel to Secured Party, in each case addressed to Secured Party and Buyer and in the form substantially as appears in Exhibit E attached hereto and executed by such counsel;

xvi.                              delivery to Secured Party of a counterpart of the Coast Payment Letter executed by Coast, and the Laurus Payment Letter executed by Laurus, in each case consented to by Debtor;

xvii.                           delivery to Secured Party of termination statements by Laurus and Coast of all UCC Financing Statements, if any, and discharges of Liens, if any, held by Coast against the Purchased Assets in form and substance satisfactory to Secured Party; and

xviii.                        payment by Buyer to Secured Party of an amount equal to the lesser of the amount payable by Buyer pursuant to: (i) Section 3.1(b) or (ii) the Secured Party Payment Letter, setting forth the indebtedness due to Secured Party by Debtor pursuant to the Loan and Security Agreement (the “Secured Party Payment Letter”).

SECTION 6.                          ADDITIONAL DOCUMENTS.  Secured Party and Debtor agree that, at any time and from time to time after the Closing Date, they will, upon the reasonable request of the Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to the Buyer, for aiding and assisting in the reduction to possession by the Buyer of, or for insuring the enforceability of, the Purchased Assets.

SECTION 7.                            APPLICATION OF PROCEEDS.  Cash proceeds paid or payable by Buyer under Section 3 shall be paid and applied, or paid over, as the case may be, as follows:

First, paid to Secured Party and applied to Secured Party’s reasonable expenses in connection with negotiation, preparation and closing of this Agreement;

Second, paid to Secured Party and applied to satisfaction of the indebtedness and obligations secured by Secured Party’s security interests in the Loans, in the manner prescribed by the Loan and Security Agreement to the extent not inconsistent with the requirements of this Section 7, until such indebtedness and obligations are paid in full;

Third, to the extent of the amount of $124,052.00, paid to Secured Party and held by Secured Party as cash collateral for Debtor’s indemnity obligations under the Loan and Security Agreement; which cash collateral shall constitute “Collateral” under the Loan and Security Agreement to be held pursuant thereto.  The Secured Party and Debtor hereby acknowledge and agree that Buyer shall have no responsibility, liability or obligation with respect to (x) the cash collateral once same has been paid to Secured Party or (y) the indemnity obligations.

Fourth, paid over to Laurus, to the extent of the payment amount specified in the Laurus Payment Letter, according to the payment instructions specified for it therein;

Fifth, paid over to Coast, to the extent of the payment amount, if any, specified in the Coast Payoff Letter, according to the payment instructions, if any, specified for it therein;

Sixth, paid over to Debtor.

For avoidance of doubt, it is understood and agreed that, upon payment to Secured Party of all amounts provided by clauses (a), (b) and (c) preceding, all payments otherwise payable in accordance with this Agreement shall be paid pursuant to the provisions of this Section 7.  Secured Party shall have no obligation to Laurus, Coast or the Debtor for the payment of any amounts specified in the Laurus Payment Letter or for monies due, if any, hereunder to Coast or the Debtor.

SECTION 8.                            DEFICIENCY.  Debtor shall remain and be liable for any deficiency, if any, owing by Debtor to Secured Party after payment to Secured Party and applications as provided by Section 7.  Debtor’s indebtedness and obligations shall be reduced solely as a result of application of cash proceeds as provided by Section 7.  Nothing herein constitutes an accord and satisfaction of Debtor’s indebtedness and obligations now or hereafter owing by Debtor to Secured Party under the Loan and Security Agreement.

SECTION 9                               REPRESENTATIONS.

Section 9.1                                      Representations by Buyer.   The Buyer represents and warrants to the Secured Party as follows:

(a)                                  Corporate Organization.                 Buyer is a limited partnership duly organized and existing and in good standing under the laws of the State of Delaware.

(b)                                 Authorization.                   The execution, delivery, and performance by Buyer of this Agreement has been duly authorized by all necessary action on the part of Buyer.

(c)                                  Noncontravention.                                           The execution, delivery, and performance by Buyer of this Agreement  does not and will not (i) violate Buyer’s organizational documents or any law applicable to Buyer, (ii) result in a breach of or constitute (with notice or passage of time or both) a default under any contractual obligation of Buyer or (iii) require any approval of any Person other than consents or approvals which have been obtained.

(d)                                 Validity.    This Agreement, when executed and delivered by the parties hereto, will be the legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)                                  Investigation.   Buyer has completed its own independent investigation of the Purchased Assets.  Except as otherwise expressly provided in Section 9.2, Buyer is relying solely on the investigation of the Purchased Assets conducted by it and not on any information (whether written or oral) provided by Secured Party.  Buyer has reviewed, or had the opportunity to review, all documentation evidencing or relating to the Purchased Assets.  Except as otherwise expressly provided in Section 9.2, no representations or warranties with regard to the Purchased Assets, verbal or otherwise, have been made to Buyer by Secured Party or by any agent, employee or affiliate of Secured Party and in entering into this transaction Buyer is not relying upon any information other than the results of its own independent investigation.

Section 9.2                                      Representations by Secured Party.   The Secured Party hereby represents and warrants to the Buyer as follows:

(a)                                  Corporate Organization.  Secured Party is duly organized and existing and in good standing under the laws of the State of California.

(b)                                 Authorization.   The execution, delivery and performance by Secured Party of this Agreement has been duly authorized by all necessary action on the part of Secured Party.

(c)                                  Debt and Lien.    Secured Party is the sole owner and payee of the indebtedness and obligations owing by Debtor and the security interests securing same, under the Loan and Security Agreement, and has not signed or delivered to any person, corporation, partnership, governmental agency or other entity, a termination or discharge of all or any part of its security interests in the Purchased Assets as of the date hereof.

Section 9.3                                      Representations by Debtor.  The Debtor hereby represents and warrants to the Buyer as follows:

xix.                                Corporate Organization.   Debtor is a corporation duly organized and existing and in good standing under the laws of the State of New Jersey and in each jurisdiction in which the nature of its business or the location of its properties relating to the Purchased Assets requires.

xx.                                   Authorization.                     The execution, delivery, and performance by Debtor of this Agreement has been duly authorized by all necessary action on the part of Debtor.

xxi.                                Noncontravention.                                           The execution, delivery, and performance by Debtor of this Agreement  does not and will not (i) violate Debtor’s organizational documents or any law applicable to Debtor, (ii) result in a breach of or constitute (with notice or passage of time or both) a default under any contractual obligation of Debtor or (iii) require any approval of any Person other than consents or approvals which have been obtained.

xxii.                             Validity.   This Agreement, when executed and delivered by the parties hereto, will be the legally valid and binding obligations of Debtor, enforceable against Debtor in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

xxiii.                          Ownership.   Debtor is sole owner of the Loans and Related Collateral, free and clear of any liens or security interests other than the first and prior security interest of Secured Party and subordinate security interests granted by Debtor to each of the Parties in Interest.

xxiv.                         Recitals.   Each of the statements set forth in the Recitals to this Agreement is true and correct.

xxv.                            Consents and Approvals.  (i) No order, license, certificate or permit or act of or from, or declaration or filing with, any governmental authority (collectively, “Governmental Approvals”), and (ii) no order, Third Party Consent for the execution, delivery or performance by the Debtor of this Agreement or any Related Agreement to which it is or will be a party, is necessary or required for the consummation of the transactions contemplated hereby or thereby; provided, however, it is understood that certain Third Party Consents have not yet been received or obtained, including, but not limited to, landlord waivers, bailee notice letters, assignments of life insurance policies and assignments of motor vehicle liens, all of which the Debtor agrees to undertake to obtain for the benefit of Buyer and cooperate with Buyer to effectuate the transfer, assignment, conveyance, granting, conveying or confirmation of such Third Party Consents after the Closing Date as provided for in Section 6 hereof.  Without limiting the generality of the foregoing, the transactions contemplated hereby comply with all Applicable Laws and do not constitute a fraudulent conveyance under any state or federal laws regarding creditors’ rights.  Third Party Consents include, without limitation, any required notification to, or any required written consent or acknowledgement from, each Obligor or agent under the Loan Documents constituting part of the Purchased Assets.

xxvi.                         Compliance with Applicable Laws.  The Debtor has been and will be in compliance with all Applicable Laws to the extent that failure to do so would adversely affect the  Purchased Assets or the enforceability of this Agreement or any Related Agreement, would adversely effect the ability of the Debtor to consummate the transactions contemplated by this Agreement or the Related Agreements, or would give any person any claim against the Buyer, or the Purchased Assets.

xxvii.                      No Undisclosed Liabilities.  Except as set forth in Schedule 9.3(i), the Purchased Assets are not subject to any liability of which the Debtor has knowledge, whether absolute, contingent, accrued, unaccrued or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or described in the notes thereto and not otherwise disclosed herein.

xxviii.                   Liens, Claims  (A)  The Liens set forth in the Loan Documents are valid, existing, perfected priority liens; (B) except for Laurus and Coast, there are no valid or existing secondary obligations owed by Debtor which are secured by Liens in the Purchased Assets; (C) there are no claims, counterclaims, defenses or offsets existing with respect to the payment of any of the Loans, the Related Collateral or any of the Purchased Assets; and (D)  the terms of and Liens granted by the Obligors relating to the Purchased Assets comply with all Applicable Laws.

xxix.                           Estoppel Certificates.                               The principal balance due on account of each of the Loans, as set forth in the Estoppel Certificates, is true and correct as of the date set forth in the Estoppel Certificate.

SECTION 10.                     TERMS OF TRANSFER

EXCEPT AS OTHERWISE SPECIFICALLY STATED IN SECTION 9.2, SECURED PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, VERBAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION RELATING TO (A) THE PERFECTION, PRIORITY OR EXTENT OF ANY LIEN OR SECURITY INTEREST, OR THE CONDITION OF ANY COLLATERAL SECURING ANY LOAN, (B) THE VALIDITY, EXISTENCE OR EXTENT OF ANY SECONDARY OBLIGATION SECURING ANY LOAN, (C) CLAIM, COUNTERCLAIM, DEFENSE OR OFFSET, IF ANY, RELATING TO THE PURCHASED ASSETS, (D) THE FINANCIAL CONDITION, CREDIT WORTHINESS OR FUTURE PERFORMANCE OF ANY OBLIGOR, OR (E) THE COMPLIANCE OF THE PURCHASED ASSETS OR ANY OF THE LOAN FILES WITH ANY APPLICABLE LAWS; THE SALE AND TRANSFER OF THE PURCHASED ASSETS AS PROVIDED BY THIS AGREEMENT IS EXPRESSLY MADE BY SECURED PARTY, AND ACCEPTED BY BUYER, WITHOUT RECOURSE ON AN “AS IS”, “WHERE IS” BASIS, WITH ALL FAULTS, AND BUYER, BY ACCEPTANCE OF THIS AGREEMENT, EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY STATED IN SECTION 9.2, SECURED PARTY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AND THAT THERE IS NO WARRANTY, EXPRESS OR IMPLIED, ARISING UNDER THIS AGREEMENT OR BY OPERATION OF LAW RELATING TO THE PURCHASED ASSETS OR ANY OTHER MATTER UNDER OR

IN CONNECTION WITH THIS AGREEMENT, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.  THERE IS NO WARRANTY RELATING TO DEBTOR’S TITLE, POSSESSION, QUIET ENJOYMENT OR THE LIKE IN THIS DISPOSITION.

SECTION 11.                     RELEASES

(A)                                          IN CONSIDERATION OF THIS AGREEMENT, BUYER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES SECURED PARTY AND ITS AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, OF AND FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS OR ACTS IN CONNECTION THEREWITH, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE, WHICH BUYER MAY NOW OR HEREAFTER MAY HAVE AGAINST ANY SUCH PERSON, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSE OR LIABILITIES ARE BASED UPON CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE.

FOR THE AVOIDANCE OF DOUBT, THIS RELEASE DOES NOT ENCOMPASS, AND EXPRESSLY EXCLUDES (I) ANY AND ALL COVENANTS, AGREEMENTS OR OBLIGATIONS OF SECURED PARTY UNDER AND PURSUANT TO THIS AGREEMENT, AND (II) ANY AND ALL OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ARISING IN ANY WAY IN CONNECTION WITH ANY OTHER AGREEMENT OR TRANSACTION BETWEEN OR INVOLVING IN ANY WAY, SECURED PARTY AND BUYER, OR ANYONE CLAIMING THROUGH SUCH PARTIES.

(B)                                            IN CONSIDERATION OF THIS AGREEMENT, DEBTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES SECURED PARTY AND BUYER AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, OF AND FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ARISING IN ANY WAY IN CONNECTION WITH THE PURCHASED ASSETS OR THIS AGREEMENT, OR ANY TRANSACTIONS OR ACTS IN CONNECTION THEREWITH, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE CLOSING DATE, WHICH DEBTOR NOW OR HEREAFTER MAY HAVE AGAINST ANY SUCH PERSON, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, OR LIABILITIES ARE BASED UPON CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE.

SECTION 12.                     ACKNOWLEDGEMENTS AND CONSENTS BY DEBTOR.

Section 12.1                                Debtor consents to disposition of the Purchased Assets pursuant to the terms of this Agreement.

Section 12.2                                Debtor expressly agrees and acknowledges that all aspects of the disposition by Secured Party of the Purchased Assets pursuant to the terms of this Agreement, including without limitation the method, manner, time, place and other terms, including without limitation, the amount of the Purchase Price and terms for payment thereof, are commercially reasonable.

SECTION 13.                     WAIVERS BY DEBTOR.

Section 13.1                                Debtor expressly waives its rights to notification of disposition of the Purchased Assets.

Section 13.2                                Debtor expressly waives all rights to redeem in respect of the Purchased Assets.

Debtor expressly acknowledges that its waivers under this Section 13 are entered into and authenticated by Debtor after default as contemplated by Article 9 of the UCC.

SECTION 14.                     INDEMNIFICATION BY DEBTOR.  Debtor hereby agrees to pay, indemnify, defend and hold Secured Party and Buyer, and their employees and agents (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any amendment or modification with respect hereto) of this Agreement or the transactions contemplated hereby or thereby and (b) with respect to any investigation, litigation, or proceeding related to this Agreement or the disbursement or use of proceeds or payments made hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Debtor shall have no obligation to any Indemnified Person under this Section 14 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination and performance of this Agreement.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Debtor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Debtor with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.  Debtor hereby indemnifies and holds Secured Party and Buyer harmless from and against any and all documentary, stamp, intangible, transfer and other similar taxes, charges or levies imposed on or asserted against Secured Party in connection with transfer of the Purchased Assets pursuant to this Agreement.

SECTION 15.                     INDEMNIFICATION BY BUYER.   Buyer hereby agrees to pay, indemnify, defend and hold Debtor and its employees and agents (each, “Debtor Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to Buyer’s (and only Buyer’s) negligent actions after the Closing Date with respect to the servicing of any Loan or Loans, provided it is determined by a final non-appealable order of a court of competent jurisdiction or other agreed upon dispute resolution proceeding that Buyer’s negligence was the proximate cause of damages or loss which is the subject matter of the claim for which indemnification is sought by the Debtor Indemnified Party, and provided, further, that the Buyer’s obligation to pay or reimburse Debtor for legal fees, costs and expenses incurred in connection with Debtor’s defense of such claims shall not exceed $30,000.00 (the “Debtor Indemnified Liability”).  The foregoing to the contrary notwithstanding, Buyer shall have no obligation to any Debtor Indemnified Person under this Section 15 with respect to any Debtor Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the negligence or willful misconduct of such Debtor Indemnified Person.  This provision shall survive the termination and performance of this Agreement.  If any Debtor indemnified Person makes any payment to any other Debtor Indemnified Person with respect to a Debtor Indemnified Liability as to which Buyer was required to indemnify the Debtor Indemnified Person receiving such payment, the Debtor Indemnified Person making such payment is entitled to be indemnified and reimbursed by Buyer with respect thereto.

SECTION 16.                     AUTHORIZATION FOR ASSIGNMENT STATEMENTS.

Section 16.1                                Debtor hereby authorizes Buyer, following the effectiveness of this Agreement, to file appropriate assignment statements in the public records with respect to each effective financing previously filed in favor of Debtor with respect to any security interest securing any Loan.

Section 16.2                                Laurus hereby authorizes Buyer, following the effectiveness of this Agreement, to terminate any Liens held or filed by Laurus against the Debtor with respect to the Purchased Assets.

Section 16.3                                Coast hereby authorizes Buyer, following the effectiveness of this Agreement, to terminate any Liens held or filed by Coast against the Debtor with respect to the Purchased Assets.

SECTION 17.                          MISCELLANEOUS

Section 17.1                                Reservation of Rights.  Except as expressly provided herein with respect to the Purchased Assets, nothing in this Agreement releases or adversely affects any rights of Secured Party under the Loan and Security Agreement.  Without limiting the foregoing, until all indebtedness and obligations now or hereafter owing by Debtor to Secured Party under the Loan and Security Agreement are paid in full, all security interests and liens of Secured Party in any and all property of Debtor other than the Purchased Assets remain in full force and effect.  All rights and remedies under or in connection with the Loan and Security Agreement or applicable law are expressly reserved.

Section 17.2                                Effectiveness.  This Agreement shall be binding and deemed effective when executed by Buyer, Debtor and Secured Party, and by the Parties in Interest whose signature is provided for on following the signature pages hereof.  It is further understood and agreed that all representations and warranties made hereunder, whether made to Buyer or another party, shall be deemed to have been made to Buyer with the intent that Buyer rely upon same in entering into this Agreement.

Section 17.3                                Section Headings; Severability.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 17.4                                Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Secured Party, Buyer or Debtor, whether under any rule of construction or otherwise.  On the contrary, each of Secured Party, Buyer and Debtor has been involved in the negotiation and preparation of this Agreement and has been represented by counsel of their choice in connection therewith.

Section 17.5                                CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER DOCUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN SUCH OTHER DOCUMENT OR AGREEMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENTS OR AGREEMENT IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 17.6.                             Notices.  Unless otherwise specifically provided in this Agreement, all notices or demands by any party to another relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier or telefacsimile to each other party, as the case may be, at its address set forth below:

Buyer:	Keltic Financial Partners, LP
555 Theo. Fremd Avenue
Rye, NY 10580
Attn: Robert N. Laughlin, Managing Partner
Fax No.: (914) 921-1154

with copies to:	Pitney Hardin LLP
200 Campus Dr.
Florham Park, NJ 07932
Attn: Peter A. Forgosh, Esq.
Fax No.: (973) 966-1550

Secured Party:	Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Fax No.: 310-453-7413

Wells Fargo Foothill, Inc.
13717 Noel Road
Suite 1020
Dallas, Texas 75240
Attn: Loan Portfolio Manager
Fax No.: 972-387-4375

with copies to:	Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, Texas 75202
Attn: Daniel C. Garner, Esq.
Fax No. 214-855-4300

Debtor:	Equinox Business Credit Corporation
1011 Highway 71, Suite 200
Spring Lake, New Jersey 07762
Attn: Walter M. Craig, Jr.

with copies to:	St. John & Wayne, L.L.C.
2 Penn Plaza - 10th Floor
Newark, New Jersey 07105
Attn: Lee A. Albanese, Esq.
Fax No.: 973-491-3408

Any party may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to each other party.  All notices or demands sent in accordance with this Section 17.6, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.

Section 17.7                                Amendments in Writing.  This Agreement only can be amended by a writing signed by Secured Party, Buyer and Debtor.

Section 17.8                                Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic delivery shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic delivery also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other agreement or other document executed in connection with this Agreement, mutatis mutandis.

Section 17.9                                Buyer Practices.  Buyer shall follow its usual and customary policies and procedures and exercise its prudent business judgment in connection with any amendments, modifications or extensions it may grant to an Obligor in connection with any of the Loans.

Section 17.10                          Default.  In the event that either Debtor or Buyer fails to make a payment due pursuant to Sections 3.2(b), 3.3(d), 3.4 and 3.6 within thirty (30) days after receipt of notice, in writing, from the demanding party, of the failure to make such payment, then, if the demanding party is successful in its claim, in addition to any other remedy available to the non-defaulting party, the defaulting party shall pay interest on the sum due (from its originally scheduled due date) at the rate of LIBOR plus five percent (5%) and reasonable attorneys’ fees incurred in the collection of same.

Section 17.11                          Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SECURED PARTY:

WELLS FARGO FOOTHILL, INC.

By:
Name:
Title:

BUYER:

KELTIC FINANCIAL PARTNERS, LP

By:
Name:
Title:

DEBTOR:

EQUINOX BUSINESS CREDIT CORPORATION

By:
Name:
Title:

EXHIBIT A

to

TRANSFER AND SALE AGREEMENT

LOANS

BORROWERS OF EQUINOX AS OF DECEMBER 16, 2004

1.                                       The Crowell Corporation

Loan and Security Agreement dated August 15, 2002 evidenced by Promissory Note in the face amount of $1,000,000.

2.                                       North American Cable Equipment, Inc.

Loan and Security Agreement dated March 29, 2002 evidenced by Promissory Note dated $1,000,000.

3.                                       Kirby and Allen, Inc.

Loan and Security Agreement dated January 24, 2002 evidenced by Promissory Note in the face amount of $3,000.000.

4.                                       Ambassador Publications, LLC

Loan and Security Agreement dated January 29, 1993 evidenced by Promissory Note in the face amount of $2,000,000.

5.                                       Ace Surgical Supply Co., Inc. and IHW, Inc.

Loan and Security Agreement dated June 19, 2003 evidenced by Promissory Note in the face amount of $2,000,000, executed by Ace Surgical Supply Co., Inc., and a Promissory Note in the amount of $2,000,000, executed by IHW, Inc.

EXHIBIT B

to

TRANSFER AND SALE AGREEMENT

LOAN DOCUMENTS

LIST OF LOAN DOCUMENTS AS OF DECEMBER 16, 2004

THE CROWELL CORPORATION (Borrower)

1.                                       Loan and Security Agreement dated August 15, 2002

2.                                       Promissory Note by Borrower in the face amount of $1,000,000

3.                                       Accountant’s Access Letter

4.                                       Payment Direction Letter

5.                                       Side Letter re:  Advances

6.                                       Post Closing Letter

7.                                       Lockbox Agreement with Hudson United Bank

8.                                       Bank Account Letter

9.                                       Trademark Collateral Security Agreement

10.                                 Assignment of Trademark

11.                                 Power of Attorney

12.                                 Letter of Direction to Post Office and Post Office Change of Address Card

13.                                 Opinion of Borrower’s Counsel (Young Conaway Stargatt & Traylor, LLP)

14.                                 Mortgagee Waiver by Stancorp Mortgage Investors, LLC

15.                                 Subordination Agreement among Borrower, Equinox and Herbert B. Adelman

16.                                 Subordination Agreement among Borrower, Equinox and Joan E. Adelman

17.                                 Subordination Agreement among Borrower, Equinox and Robert W. Adelman

18.                                 Guaranty Agreement by Herbert Adelman

19.                                 Reliance Letter from Equipment Appraisers re:  Equipment Appraisal by Thomas Industries Appraisal Corporation

20.                                 Cash Collateral Deposit Letter

21.                                 UCC-1 Financing Statement against Borrower (DE)

22.                                 UCC-1 Financing Statement against Borrower (New Castle County)

23.                                 Secretary’s Certificate

24.                                 Mortgage

25.                                 Title Commitment

26.                                 Zoning Compliance

27.                                 Reliance Letter from Environmental Engineer re:  Phase I Environmental Report

28.                                 Settlement Statement

AMBASSADOR PUBLICATIONS, LLC (Borrower)

1.                                       Loan and Security Agreement dated January 29, 2003

2.                                       Promissory Note by Borrower in the face amount of $2,000,000

3.                                       Accountant’s Access Letter

4.                                       Accountant’s Acknowledgement Letter

5.                                       Payment Direction Letter

6.                                       Side Letter re:  Advances

7.                                       Tradestyle Letter

8.                                       Borrowing Base Certificate

9.                                       Lockbox Agreement with Hudson United Bank

10.                                 Deposit Account Control Agreement re:  Credit Card Collections

11.                                 Bank Account Letter

12.                                 Collateral Assignment of Keyman Life Insurance Policy on the life of Kathryn A. Hipple

13.                                 Opinion of Borrower’s Counsel (Berkowitz, Trager & Trager, LLC)

14.                                 Subordination Agreement among Borrower, Equinox and Kathryn Hipple

15.                                 Lien Subordination Agreement with R.R. Donnelly & Sons and R.R. Donnelley Receivables

16.                                 Guarantee of Validity of Collateral by Kathryn Hipple

17.                                 Post Office Change of Address Card

18.                                 Post Closing Letter

19.                                 UCC-1 Financing Statement against Borrower (DE) (blanket)

20.                                 UCC-1 Financing Statement against Borrower (DE) (commercial tort claims)

21.                                 Certificate of Incumbency and Resolutions

22.                                 Consent of the Holders of the Convertible Preferred Units

23.                                 Amendment No. 1 to Loan and Security Agreement dated November 1, 2003

KIRBY AND ALLEN, INC.  (Borrower)

1.                                       Loan and Security Agreement dated January 24, 2002

2.                                       Promissory Note by Borrower in the face amount of $3,000,000

3.                                       Accountant’s Access Letter

4.                                       Payment Direction Letter

5.                                       Side Letter re:  Exercising Remedies

6.                                       Supplement Letter of Credit Security Agreement

7.                                       Lockbox Agreement

8.                                       Blocked Account Termination Letter

9.                                       Trademark Collateral Security Agreement

10.                                 Assignment of Trademarks

11.                                 Power of Attorney

12.                                 Post Office Change of Address Card

13.                                 Collateral Assignment of Keyman Life Insurance Policy on Charles Ellis

14.                                 Collateral Assignment of Keyman Life Insurance Policy on Chul Woo Lee

15.                                 Releases of Prior Assignments of Keyman Life Insurance Policy for Charles Ellis

16.                                 Releases of Prior Assignments of Keyman Life Insurance Policy for Chul Woo Lee

17.                                 Opinion of Borrower’s Counsel re:  MA Mortgage (Bernkopf, Goodman & Baseman LLP)

18.                                 Opinion of Borrower’s Counsel

19.                                 Landlord Waiver for 1330 Livingston Avenue, N. Brunswick, NJ

20.                                 Guaranty Agreement by Charles Ellis

21.                                 Guaranty Agreement by Chul Woo Lee

22.                                 Limited Recourse Guaranty Agreement by Jung Eun Lee

23.                                 Subordination Agreement with Choolim Park

24.                                 Post Closing Letter

25.                                 UCC-1 Financing Statements

26.                                 Payoff Letter by Wells Fargo

27.                                 Assistant Secretary’s Certificate

28.                                 Mortgage for property located at 700 Main Street, Hingham, MA

29.                                 Mortgage for property located at 19 Gladstone Drive, E. Brunswick, NJ

30.                                 Title Commitment for MA Property

31.                                 Title Commitment for NJ Property

32.                                 Survey for MA Property

33.                                 Survey for NJ Property

34.                                 Release of Prior Mortgage(s) for MA Property

35.                                 Release of Prior Mortgage(s) for NJ Property

36.                                 Amendment No. 1 to Loan and Security Agreement dated June 18, 2002

37.                                 Subordination and Intercreditor Agreement among Equinox, Hemanshu Doshi and Borrower dated March 17, 2003

NORTH AMERICAN CABLE EQUIPMENT, INC. (Borrower)

1.                                       Loan and Security Agreement dated March 29, 2002

2.                                       Promissory Note by Borrower in the face amount of $1,000,000

3.                                       Accountant’s Access Letter

4.                                       Payment Direction Letter

5.                                       Borrowing Base Certificate

6.                                       Supplement Letter of Credit Security Agreement

7.                                       Credit Card Processor Agreements with American Express

8.                                       Credit Card Processor Agreement with Nova (Visa)

9.                                       Credit Card Processor Agreement with Nova (Mastercard)

10.                                 Lockbox Agreement

11.                                 Bank Account Letter

12.                                 Intellectual Property Security Agreement

13.                                 Collateral Assignment of Keyman Life Insurance Policy on Aaron Starr

14.                                 Opinion of Borrower’s Counsel (O’Neill, Bragg & Staffin, P.C.)

15.                                 Landlord Waiver with Andrews Bridge Associates LP (West Chester, PA)

16.                                 Landlord Waiver with Tennis Partners, Inc. (Margate, FL)

17.                                 Landlord Waiver with Development Associates, Inc. (Henderson, NV)

18.                                 Landlord Waiver with Bales-Meyer Partnership (St. Peters, Missouri)

19.                                 Guaranty Agreement by Aaron Starr

20.                                 Post Office Change of Address Cards

21.                                 Post Closing Letter

22.                                 UCC-1 Financing Statements

23.                                 Payoff Letter by Finova Capital Corporation

24.                                 Sony Electronics Termination Letter

25.                                 Secretary’s Certificate

26.                                 Amendment No. 1 to Loan and Security Agreement dated April 9, 2003

27.                                 Amendment No. 2 to Loan and Security Agreement dated October, 2003

28.                                 Amendment No. 3 to Loan and Security Agreement dated December 2, 2003

29.                                 Collateral Pledge Agreement by Aaron Star in favor of Penn SE Mezzanine Fund, L.P. dated May 24, 2002

30.                                 Security Agreement by Borrower to Penn SE Mezzanine Fund, L.P. dated May 24, 2002

31.                                 Promissory Note by Borrower to Penn SE Mezzanine Fund, L.P. dated May 24, 2002 in the face amount of $400,000.00

32.                                 Disclosure for Confession of Judgment by Borrower dated May 24, 2002

ACE SURGICAL SUPPLY CO., INC. and IHW, Inc. (Borrower)

1.                                       Loan and Security Agreement dated June 19, 2003

2.                                       Promissory Note by Borrower

3.                                       Promissory Note by IHW, Inc.

4.                                       Accountant’s Access Letter

5.                                       Payment Direction Letter

6.                                       Side Letter re:  Advances

7.                                       Borrowing Base Certificate

8.                                       Supplement Letter of Credit Security Agreement

9.                                       Letter of Credit Application

10.                                 Bank Account Letters

11.                                 Trademark Collateral Security Agreement

12.                                 Assignment of Security

13.                                 Power of Attorney

14.                                 Tradestyle Letter

15.                                 Collateral Assignment of Keyman Life Insurance policy on life of David Guttman

16.                                 Release of Prior Assignment of Keyman Life Insurance policy on life of David Guttman

17.                                 Opinion of Borrower’s Counsel (Ellenoff Grossman & Schole LLP)

18.                                 Landlord Waiver by Atlantic Paste & Glue (170 53rd Street, Brooklyn, NY)

19.                                 Landlord Waiver by Segut (170 53rd Street, Brooklyn, NY)

20.                                 Warehouseman Waiver by Eric Storage & Handling (742 Old Post Rd., Edison, NJ)

21.                                 Limited Guaranty Agreement by David Guttman

22.                                 Guaranty Agreement by Creative Technologies Corp.

23.                                 Guaranty Security Agreement by Creative Technologies Corp.

24.                                 Post Office Change of Address Cards

25.                                 Post-Closing Letter

26.                                 UCC-1 Financing Statements

27.                                 Payoff Letter by Wells Fargo Credit, Inc.

28.                                 Secretary’s Certificate of Borrower

29.                                 Secretary’s Certificate of IHW, Inc.

30.                                 Secretary’s Certificate of Creative Technologies Corp.

31.                                 Amendment No. 1 to Loan and Security Agreement dated October 18, 2004

EXHIBIT C

to

TRANSFER AND SALE AGREEMENT

FORM OF ESTOPPEL CERTIFICATE

BORROWER’S ESTOPPEL CERTIFICATE

In order to induce Wells Fargo Foothill, Inc., a California corporation, and its assigns, including Keltic Financial Partners, LP, a Delaware limited partnership (collectively, “Foothill”) to accept an assignment of the Loan Documents (the “Loan Documents”) from Equinox Business Credit Corp., a New Jersey corporation (“Equinox”), evidencing and securing the financial accommodations extended by Equinox to                                        (“Borrower”), which Loan Documents are more fully described on Exhibit A, annexed hereto and made a part hereof, Borrower hereby certifies, represents, warrants and agrees as follows:

(a)                                 I am the President of Borrower and am duly authorized to make and execute this Certificate.

(b)                                I have reviewed the terms of the Loan Documents, and have made, or have caused to be made under my supervision, a review in reasonable detail of the loan transactions with Equinox and the financial condition of the Borrower during the immediately preceding year.  Except as set forth in Exhibit B, there are no amendments, modifications, waivers, forbearance or other alteration of the terms of the Loan Documents.

(c)                                 The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth in Exhibit C.

(d)                                All of Borrower’s representations and warranties in the Loan Documents are, except as set forth on Exhibit D annexed hereto and made a part hereof, true and correct as of the date of this Certificate and ratified and confirmed without condition as if made anew.

(e)                                 As of the date of this Certificate, (a) all obligations and conditions under the Loan Documents to be performed to date by Equinox have been performed and satisfied; (b) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Equinox under the Loan Documents; and (c) Borrower has no defenses, right of off-set, counterclaim, right of recoupment, discount or claims of any kind or nature against Equinox under or relating to the Loan Documents or otherwise.

(f)                                   I have reviewed or caused to be reviewed under my supervision the Borrowing Base Certificate dated                                , 2004 (the “BBC”), annexed hereto and made a part hereof as Exhibit E.

(g)                                As of                           , 2004, the outstanding obligation of Borrower to Equinox was $                                     .

(h)                                The review described in paragraph (f) above did not disclose the existence of any errors or omissions in the BBC and the BBC represents a true and accurate state of the matters set forth therein as of the date set forth in the BBC.

(i)                                    The Borrower has not changed its name or transacted business under any trade name, style, or fictitious name, other than those set forth in the Loan Documents.

(j)                                    The Borrower has not changed its state of formation, changed the location of its chief executive office, or changed the location of its books and records, or changed the location of or disposed of any of its assets (other than as permitted under the Loan Documents) or established any new inventory or equipment locations, other than as previously disclosed to Equinox in writing or as set forth in Exhibit F annexed hereto and made a part hereof.

(k)                                 The Borrower has not permitted or suffered to exist any liens or encumbrances on any of its properties, whether real, personal, or mixed, other than as specifically permitted in the Loan Documents.

(l)                                    Without limiting the generality of the foregoing provisions, Borrower certifies as follows: (a) Borrower has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law; (b) there is no action, suit or proceeding at law or in equity by or before any court, governmental instrumentality or other agency now pending, or to the best of Borrower’s knowledge, threatened against Borrower or any of its respective properties or rights, wherein an unfavorable decision, ruling or finding would materially impair its right to carry on its business substantially as now conducted or would materially adversely affect its financial condition or ability to carry out its obligations under or the validity or enforceability of the Loan Documents; and (c) Borrower is not in breach of the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement or instrument to which it is a party, and further, no Default or Event of Default has occurred which would permit the holder of any money obligation to declare such obligation due prior to its stated date of maturity.

All of the capitalized terms not expressly defined in this Certificate shall have the meanings ascribed to such terms in the Loan Documents.

The foregoing statements are made with the express understanding and agreement of Borrower that Foothill and Foothill’s successors and assigns may and are authorized to rely upon this Certificate in consummating the proposed and any future assignment of the Loan Documents.  This Certificate shall be deemed made to any subsequent assignee as if such assignee were the original assignee to whom this Certificate is delivered.

WITNESS AND SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, intending to be legally bound herby, the undersigned has caused this Certificate to be duly executed and delivered this                 day of                                  , 2004.

WITNESS:	Borrower:

Name:	Company Name:
Title:
Name:
Title:

EXHIBIT A

LIST OF LOAN DOCUMENTS

EXHIBIT B

AMENDMENTS, MODIFICATIONS, WAIVERS, FORBEARANCE OR OTHER
ALTERATION OF THE TERMS OF THE LOAN DOCUMENTS

EXHIBIT C

DEFAULTS AND EVENTS OF DEFAULT

EXHIBIT D

REPRESENTATIONS AND WARRANTIES

EXHIBIT E

BORROWING BASE CERTIFICATE

EXHIBIT F

NEW LOCATIONS

EXHIBIT D

to

TRANSFER AND SALE AGREEMENT

FORM OF BILL OF SALE

BILL OF SALE

This BILL OF SALE, dated as of December           , 2004, by Wells Fargo Foothill, Inc. (“Secured Party”) in favor of Keltic Financial Partners, LP (“Buyer”).

BACKGROUND

This Bill of Sale is being executed and delivered pursuant to that certain Agreement in Respect of Sale and Transfer in Disposition of Collateral under Uniform Commercial Code, dated as of December           , 2004, among Wells Fargo Foothill, Inc., Keltic Financial Partners, LP and Equinox Business Credit Corporation (the  “Agreement”).  All capitalized terms used but not defined herein shall have the meanings ascribed to said terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration more particularly described in the Agreement, the receipt and sufficiency of which is hereby acknowledged, and pursuant to Section 9-610 of the Uniform Commercial Code, as enacted and as amended in the State of New Jersey, Secured Party does hereby grant, bargain, sell, assign, transfer and convey unto the Buyer, its successors and assigns, all right, title and interest of Debtor in and to the Purchased Assets, including, without limitation, all of the Loans, Loan Documents, Loan Files and Estoppel Certificates described on Exhibit A hereto, upon and subject to the terms described in the Agreement, the terms of which are incorporated herein by reference as though set forth fully at length.

Buyer hereby assumes all of the obligations of Debtor in connection with or arising out of the Loan Documents and accruing from and after the date hereof.

This Bill of Sale is made subject to the terms of the Agreement and is made without recourse and without any representations or warranties of any kind whatsoever, except as expressly provided therein, but subject to the provisions of Section 10 thereof.  Without limiting the foregoing, the sale and transfer of the Purchased Assets as provided by this Bill of Sale is expressly made by Secured Party, and accepted by Buyer, without recourse on an “as is”, “where is” basis, with all faults, and Buyer, by acceptance of this Bill of Sale, expressly acknowledges that, except as expressly stated in Section 9.2 of the Agreement, Secured Party makes no warranty or representation, express or implied, and that there is no warranty, express or implied, arising under this Bill of Sale or by operation of law relating to the Purchased Assets, all of which are expressly disclaimed.  There is no warranty relating to Debtor’s title, possession, quiet enjoyment or the like in this disposition.

[END OF TEXT; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Secured Party, intending to be legally bound hereby, has executed this Bill of Sale as of the date first above written.

Secured Party:

WELLS FARGO FOOTHILL, INC.

By:
Name:
Title:

Agreed to:

Acknowledged and consented to this day of December, 2004.	Buyer:
Keltic Financial Partners, LP
Equinox Business Credit Corp.	By: Keltic Financial Services, LLC

By:	By:
Name:	Name:
Title:	Title:

ACKNOWLEDGMENT

STATE OF	:
:SS
COUNTY OF	:

On this, the            day of December, 2004, before me, the subscriber, a notary public for the aforesaid State and County, personally appeared                                                                     , who I am satisfied is the person who executed the foregoing instrument as the                                         of Wells Fargo Foothill, Inc., the secured party named in the foregoing instrument and who acknowledge that he/she, as such officer, being authorized to do so, executed the foregoing instrument as such corporation’s voluntary act and deed for the purposes therein contained by signing on behalf of said corporation as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

EXHIBIT A

To Bill of Sale

EXHIBIT E

to

TRANSFER AND SALE AGREEMENT

FORM OF OPINIONS OF DEBTOR’S DELAWARE COUNSEL

(attached)

FORM OF OPINIONS OF DEBTOR’S NEW JERSEY COUNSEL

(attached)

SCHEDULE 3.1(b)

to

TRANSFER AND SALE AGREEMENT

ESTIMATED PURCHASE PRICE

The Estimated Purchase Price is computed as follows:

(a)	Aggregate outstanding principal loan balance due under the Loan Documents	$7,056,982.65

(b)	Unpaid accrued interest relating to the Loans	$27,504.13

(c)	Deposit	$6,000.00

(d)	Accrued but unpaid fees (prorated)	$5,153.03

(e)	Accrued but unpaid LC fees (prorated)	$352.60

Subtotal		$7,095,992.41

Less:
(i) Loss Adjustment	$40,000.00

(ii) Purchase Price Adjustment	$112,478.00

(iii) Unearned portion (proceeds) of prepaid fees	$2,662.50

(iv) Aggregate credits due to the Obligors	$0

Subtotal		$155,140.50

Estimated Purchase Price (before the Hold Back Amount):		$6,940,851.91

Less:
Hold Back Amount:		$(825,000.00)

Total Estimated Purchase Price to be paid by Buyer to Secured Party		$6,115,851.91

SCHEDULE 9.3(i),

to

TRANSFER AND SALE AGREEMENT

UNDISCLOSED LIABILITIES OF DEBTOR

None